Exhibit 32.2
Certification
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of RPM International Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended May 31, 2007 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Dated: July 30, 2007	/s/ Robert L. Matejka
Robert L. Matejka
Vice President, Chief Financial Officer and Controller

     The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.